SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 001-15683

Date of Report: February 9, 2007

UBRANDIT.COM

(Exact name of registrant as specified in its charter)
Nevada	88-0381646
(State of Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

41-40 Union Street, Suite 6J, Flushing, NY	11355
(Address of principal executive offices)	(Zip Code)

(718) 359-2682
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Change in Fiscal Year

On February 9, 2007 the Registrant’s Board of Directors approved a change in the Registrant’s fiscal year.  The new fiscal year will end on December 31.

On February 9, 2007 Advanced Green Materials, Inc. was merged into a wholly-owned subsidiary of the Registrant.  Advanced Green Materials is a holding company that owns 100% of the registered capital of ChangFangYuan Hi-Tech Environment-Friendly Industrial Co., Ltd. (“ChangFangYuan”), a corporation organized under the laws of The People’s Republic of China.  In the merger the Registrant issued to the shareholders of Advanced Green Materials shares equal to over 98% of the Registrant’s outstanding capital stock.  Therefore, Advanced Green Materials is now considered the reporting entity for accounting purposes.  For that reason, the Registrant has changed its fiscal year to conform to the fiscal year of Advanced Green Materials, which is the fiscal year of ChangFangYuan, which ends on December 31.

The Registrant will not file a report for a transition period as a result of the change in the Registrant’s fiscal year, since there has been no change in the periods of the Registrant’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 28, 2007

UBRANDIT.COM

By: /s/ Zhonghao Su

     Zhonghao Su, Chief Executive Officer